UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
December 11, 2008 (December 5, 2008)

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JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As reported in JDS Uniphase Corporation’s (the “Company”) Current Report filed on October 29, 2008, Kevin Kennedy notified the Company of his resignation as Chief Executive Officer and President of the Company, effective as of December 31, 2008.  On December 5, 2008, the Company and Mr. Kennedy entered into an agreement (the “Transition Agreement”), pursuant to which, within seven days of the termination of Mr. Kennedy’s service as Chief Executive Officer and President, the Company will provide Mr. Kennedy with a payment in the amount of $400,000.

Additionally, on December 5, 2008, the Company and Mr. Kennedy entered into a consulting agreement (the “Transitional Consulting Agreement”) which, pursuant to its terms, will commence on January 1, 2009 and terminate on December 31, 2009.  In exchange for certain transition and support services, Mr. Kennedy will be paid consulting fees of $800,000 pursuant to the terms of the Transitional Consulting Agreement, payable in equal monthly installments each calendar month of 2009.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.23	Transition Agreement between JDS Uniphase Corporation and Kevin Kennedy executed on December 5, 2008.
10.24	Transitional Consulting Agreement between JDS Uniphase Corporation and Kevin Kennedy executed on December 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

December 11, 2008	By:	/s/ David Vellequette
David Vellequette
Executive Vice President and Chief Financial Officer